EXHIBIT 99.1

Noble Corporation 13135 Dairy Ashford, Suite 800 Sugar Land, Texas 77478
PRESS RELEASE

NOBLE CORPORATION REPORTS
SECOND QUARTER 2021 RESULTS

•Signed three new contracts for legacy Pacific Drilling rigs

•On track to achieve Pacific Drilling synergy target three months early

•Successful contract startups for three jackups and two floaters

•Listed on New York Stock Exchange (NYSE: NE)

SUGAR LAND, TEXAS, August 3, 2021 - Noble Corporation (NYSE: NE, “Noble”, or the “Company”) today reported second quarter 2021 results.

	Successor		Predecessor
(stated in millions, except per share amounts)	Three Months Ended Jun 30, 2021	Period from Feb 6, 2021-Mar 31, 2021	Period from Jan 1, 2021-Feb 5, 2021	Three Months Ended Jun 30, 2020
Total Revenue	$219	$92	$77	$238
Contract Drilling Services Revenue	200	85	74	220
Net Income (Loss)	20	(18)	250	(42)
Adjusted EBITDA*	10	6	22	58
Adjusted Net Loss*	(22)	(19)	(1)	(89)
Diluted Earnings (Loss) Per Share	0.30	(0.36)	0.98	(0.17)
Adjusted Diluted Loss Per Share*	(0.32)	(0.37)	—	(0.35)
Contract Drilling Services Backlog	1,518	1,543	NM	1,359

* A Non-GAAP supporting schedule is included with the statements and schedules attached to this press release and can be found at www.noblecorp.com.

Robert W. Eifler, President and Chief Executive Officer of Noble Corporation, stated “I am pleased with the continued strong execution in the second quarter demonstrated by the entire Noble team. During the quarter, we delivered safety and uptime performance to our customers that is outstanding by any measure. Noble’s achievements in the second quarter also validated our rationale behind the Pacific Drilling acquisition, which was announced in March and closed in April. Specifically, the team has already signed three contracts on legacy Pacific Drilling rigs and retired two of its stacked drillships. The integration of Pacific Drilling’s fleet into Noble’s operations is nearly complete and we are on track to deliver the identified synergies by the end of the third quarter this year, three months ahead of schedule. In addition, we successfully ramped up four Noble rigs and returned them to dayrate while also mobilizing the Noble Sam Croft to a new country and customer, all in the midst of Covid-related travel restrictions that continue to make logistics for our crews and equipment more difficult. These accomplishments reinforce my trust in Noble’s people to manage significant operational challenges without compromising service or safety.”
Second Quarter Results
Contract drilling services revenue for the second quarter of 2021 totaled $200 million compared to $159 million in the combined first quarter of 2021. The increase in revenue was largely due to contract commencements on the Noble Tom Prosser, Noble Hans Deul, and Noble Clyde Boudreaux; higher operating days on the Noble Sam Turner, and Noble Scott Marks; and the addition of the Pacific Santa Ana and Pacific Sharav into the fleet in April. Additionally, contract drilling services revenue included a reduction of $14 million for the second quarter and $8 million for the combined first quarter related to the non-cash amortization of favorable customer contract intangibles which were recognized when Noble emerged from Chapter 11 bankruptcy protection on February 5, 2021 (the “Effective Date”). Marketed fleet utilization was 74 percent in the three months ended June 30, 2021 compared to 66 percent in the combined first quarter.
Contract drilling services costs for the second quarter were $189 million compared to $127 million in the combined first quarter of 2021. The increase was driven by the addition of the rigs acquired through the Pacific Drilling transaction in April, as well as mobilization and contract startup activities of five rigs in the Noble fleet and the shipyard upgrade project on the Noble Lloyd Noble. As a result, contract drilling margin decreased to 12 percent from 24 percent in the previous period when excluding the non-cash intangible amortization.
Adjusted EBITDA for the three months ended June 30, 2021 was $10 million compared to $28 million in the combined first quarter of 2021.
Upon emergence, Noble adopted fresh-start accounting which resulted in Noble becoming a new reporting entity for accounting and financial reporting purposes. Accordingly, our financial statements and notes after the Effective Date are not comparable to our financial statements and notes prior to that date. As required by GAAP, results for the first quarter must be presented separately for the predecessor period from January 1, 2021 through February 5, 2021 (the “Predecessor” period) and the successor period from February 6, 2021 through all dates after (the “Successor” period). However, the Company has combined certain results of the Predecessor and Successor periods as non-GAAP measures (referred to as “combined” results) to compare to prior periods for discussion purposes herein since we believe it provides the most meaningful basis to analyze our results.
Operating Highlights
Jackups – Over the course of the second quarter, customers elected to exercise options for the Noble Regina Allen and Noble Mick O’Brien for additional durations of one-well and one-year, respectively. In early April, the Noble Hans Duel began its approximately 13-month contract with IOG in the North Sea. In May, the Noble Sam Hartley moved to warm stacked status in Scotland after the completion of its contract with CNOOC, and the Noble Tom Prosser returned to work in Australia on an estimated 9-month campaign with Santos. In mid-June the Noble Scott Marks returned to operations with Saudi Aramco after its one-year suspension period. The Noble Lloyd Noble is continuing its preparations for its upcoming contract in Norway which we expect to begin in early September. In July, the Noble Tom Prosser signed a contract with Santos for three firm wells with an estimated duration of 160 days which is scheduled to begin in direct continuation of its current contract and is subject to final project sanctioning.
Floaters – In April, the Noble Sam Croft began its contract in Guyana, bringing our presence to four rigs working for ExxonMobil in that region. Also in April, the Pacific Sharav commenced its contract with Murphy in the U.S. Gulf of Mexico, with firm term into the third quarter of 2022. The Pacific Khamsin is preparing to begin operations in August for Petronas in Mexico and will follow on to a recently signed contract with Murphy for an estimated 83 days of work to begin in

November 2021 in the U.S. Gulf of Mexico. The rig will then move in direct continuation to the previously announced contract with EnVen. The Noble Clyde Boudreaux began its approximately four-month contract with Premier Oil Indonesia, a Harbour Energy company, in late June. In July, the Pacific Santa Ana signed a contract with APA Corporation in Suriname for one firm well plus two option wells commencing in early February 2022.
Backlog and Liquidity Update
At June 30, 2021, the Company’s estimated revenue backlog totaled approximately $1.5 billion, consisting of approximately $1.2 billion associated with the floating rig fleet and approximately $358 million with the jackup fleet. An estimated $464 million of the revenue backlog was attributable to the remainder of the year 2021.
At June 30, 2021, Noble had total liquidity of $636 million consisting of $161 million in cash and $475 million available under the Company’s revolving credit facility. The Company has submitted the election to pay cash interest on its second lien notes at the upcoming interest payment date on August 15, 2021.
Outlook
Commenting on the state of the offshore drilling industry, Mr. Eifler added, “Throughout the first part of 2021 we have seen a building pipeline of floater tender opportunities and we are pleased to have signed new contracts on some of the high specification drillships we recently acquired with the Pacific Drilling transaction and are targeting a number of new opportunities for additional work for those rigs. We do not believe the recent volatility in commodity prices has changed our customer’s offshore rig demand, especially for the most capable rigs, and we maintain our constructive outlook for ultra-deepwater floaters and stable outlook for jackups.
Mr. Eifler continued, “Noble accomplished several important milestones in the first half of 2021. We emerged from our restructuring with a strengthened balance sheet, added high specification drillships through the Pacific Drilling acquisition, and listed our equity on the New York Stock Exchange, all while continuing to provide the highest level of safe and efficient operations to our customers. As we move ahead, we remain committed to capital discipline and maintaining a strong balance sheet, and we look forward to returning to positive free cash flow in early 2022.”

About Noble Corporation
Noble is a leading offshore drilling contractor for the oil and gas industry. The Company owns and operates one of the most modern, versatile and technically advanced fleets in the offshore drilling industry. Noble and its predecessors have been engaged in the contract drilling of oil and gas wells since 1921. Currently, Noble performs, through its subsidiaries, contract drilling services with a fleet of 24 offshore drilling units, consisting of 12 drillships and semisubmersibles and 12 jackups, focused largely on ultra- deepwater and high-specification jackup drilling opportunities in both established and emerging regions worldwide. Noble is an exempted company incorporated in the Cayman Islands with limited liability with registered office at P.O. BOX 309, Ugland House, S. Church Street, Grand Cayman, KY1-1104. Additional information on Noble is available at www.noblecorp.com.

Forward-looking Disclosure Statement
This communication includes “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. All statements other than statements of historical facts included in this communication, including those regarding the effect, impact, and other implications of our emergence from bankruptcy, rig demand, the offshore drilling market, oil prices, contract backlog, fleet status, our future financial position, business strategy, liquidity, borrowings under our credit facility or other instruments, sources of funds, future capital expenditures, contract commitments, dayrates, contract commencements, extension or renewals, contract tenders, plans and objectives of management for future operations, industry conditions, access to financing, impact of competition, worldwide economic conditions and timing, benefits or results of acquisitions or dispositions (including the benefits of the Pacific Drilling acquisition) are forward-looking statements. When used in this report, or in the documents incorporated by reference, the words “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “project,” “should,” “shall” and “will” and similar expressions are intended to be among the statements that identify forward-looking statements. Although we believe that the expectations reflected in such forward-looking statements are reasonable, we cannot assure you that such expectations will prove to be correct. These forward-looking statements speak only as of the date of this communication and we undertake no obligation to revise or update any forward-looking statement for any reason, except as required by law. We have identified factors, including, but not limited to, uncertainties relating to our emergence from bankruptcy, the ability to recognize the anticipated benefits of the Pacific Drilling acquisition, the effects of public health threats, pandemics and epidemics, such as the recent and ongoing outbreak of COVID-19, and the adverse impact thereof on our business, financial condition and results of operations (including but not limited to our growth, operating costs, supply chain, availability of labor, logistical capabilities, customer demand for our services and industry demand generally, our liquidity, the price of our securities and trading markets with respect thereto, our ability to access capital markets, and the global economy and financial markets generally), the effects of actions by, or disputes among OPEC+ members with respect to production levels or other matters related to the price of oil, market conditions, factors affecting the level of activity in the oil and gas industry, supply and demand of drilling rigs, factors affecting the duration of contracts, the actual amount of downtime, factors that reduce applicable dayrates, operating hazards and delays, risks associated with operations outside the US, actions by regulatory authorities, credit rating agencies, customers, joint venture partners, contractors, lenders and other third parties, legislation and regulations affecting drilling operations, compliance with regulatory requirements, violations of anti-corruption laws, shipyard risk and timing, delays in mobilization of rigs, hurricanes and other weather conditions, and the future price of oil and gas, that could cause actual plans or results to differ materially from those included in any forward-looking statements. These factors include those “Risk Factors” referenced or described in the Company’s most recent Form 10-K, Form 10-Q’s, and other filings with the Commission. We cannot control such risk factors and other uncertainties, and in many cases, we cannot predict the risks and uncertainties that could cause our actual results to differ materially from those indicated by the forward-looking statements. You should consider these risks and uncertainties when you are evaluating us.
Conference Call
Noble has scheduled a conference call and webcast related to its second quarter 2021 results on Wednesday, August 4, 2021, at 8:00 a.m. U.S. Central Time. Interested parties are invited to listen to the call by dialing 1-833-245-9653, or internationally 1-647-689-4225, using access code: 9852437, or by asking for the Noble Corporation conference call. Interested parties may also listen over the internet through a link posted in the Investor Relations section of the Company’s Website.

A replay of the conference call will be available on August 4, 2021, beginning at 11:00 a.m. U.S. Central Time, through September 1, 2021, ending at 11:00 p.m. U.S. Central Time. The phone number for the conference call replay is 1-800-585-8367 or, for calls from outside of the U.S., 1-416-621-4642, using access code: 9852437. The replay will also be available on the Company’s Website following the end of the scheduled call.

For additional information, contact: Craig Muirhead
Vice President - Investor Relations and Treasurer
investors@noblecorp.com

NOBLE CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts)
(Unaudited)

	Successor	Predecessor
	Three Months Ended June 30, 2021	Three Months Ended June 30, 2020
Operating revenues
Contract drilling services	$199,897	$220,141
Reimbursables and other	19,446	17,777
	219,343	237,918
Operating costs and expenses
Contract drilling services	188,712	144,154
Reimbursables	18,071	16,334
Depreciation and amortization	25,339	89,365
General and administrative	25,030	73,003
Merger and integration costs	6,740	—
Pre-petition charges	—	10,515
	263,892	333,371
Operating loss	(44,549)	(95,453)
Other income (expense)
Interest expense, net of amounts capitalized	(7,863)	(70,279)
Gain on bargain purchase	64,479	—
Loss on extinguishment of debt, net	—	(593)
Interest income and other, net	6,509	2,956
Income (loss) before income taxes	18,576	(163,369)
Income tax benefit	1,859	121,175
Net income (loss)	$20,435	$(42,194)
Per share data
Basic:
Net income (loss)	$0.32	$(0.17)
Diluted:
Net income (loss)	$0.30	$(0.17)

NOBLE CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS- CONTINUED
(In thousands, except per share amounts)
(Unaudited)

	Successor	Predecessor
	Period from	Period from
	February 6, 2021	January 1, 2021
	through	through	Six Months Ended
	June 30, 2021	February 5, 2021	June 30, 2020
Operating revenues
Contract drilling services	$284,526	$74,051	487,505
Reimbursables and other	27,250	3,430	31,724
	311,776	77,481	519,229
Operating costs and expenses
Contract drilling services	268,301	46,965	305,299
Reimbursables	25,115	2,737	28,018
Depreciation and amortization	39,583	20,622	193,046
General and administrative	32,957	5,727	90,842
Merger and integration costs	8,753	—	—
Pre-petition charges	—	—	10,515
Loss on impairment	—	—	1,119,517
	374,709	76,051	1,747,237
Operating income (loss)	(62,933)	1,430	(1,228,008)
Other income (expense)
Interest expense, net of amounts capitalized	(14,758)	(229)	(141,159)
Gain on bargain purchase	64,479	—	—
Loss on extinguishment of debt, net	—	—	(593)
Interest income and other, net	6,517	399	674
Reorganization items, net	—	252,051	—
Income (loss) before income taxes	(6,695)	253,651	(1,369,086)
Income tax benefit (provision)	8,906	(3,423)	264,215
Net income (loss)	$2,211	$250,228	$(1,104,871)
Per share data
Basic:
Net income (loss)	$0.04	$1.00	$(4.41)
Diluted:
Net income (loss)	$0.04	$0.98	$(4.41)

NOBLE CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
(Unaudited)

	Successor	Predecessor
	June 30, 2021	December 31, 2020
ASSETS
Current assets
Cash and cash equivalents	$161,168	$343,332
Accounts receivable, net	205,838	147,863
Prepaid expenses and other current assets	100,266	111,089
Total current assets	467,272	602,284
Intangible assets	90,674	—
Property and equipment, at cost	1,580,596	4,777,697
Accumulated depreciation	(38,774)	(1,200,628)
Property and equipment, net	1,541,822	3,577,069
Other assets	50,686	84,584
Total assets	$2,150,454	$4,263,937
LIABILITIES AND EQUITY
Current liabilities
Accounts payable	$124,020	$95,159
Accrued payroll and related costs	56,347	36,553
Other current liabilities	91,217	86,639
Total current liabilities	271,584	218,351
Long-term debt	406,000	—
Other liabilities	87,146	117,331
Liabilities subject to compromise	—	4,239,643
Total liabilities	764,730	4,575,325
Commitments and contingencies
Total shareholders’ equity	1,385,724	(311,388)
Total liabilities and equity	$2,150,454	$4,263,937

NOBLE CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Successor	Predecessor
	Period from	Period from
	February 6, 2021	January 1, 2021
	through	through	Six Months Ended
	June 30, 2021	February 5, 2021	June 30, 2020
Cash flows from operating activities
Net income (loss)	$2,211	$250,228	$(1,104,871)
Adjustments to reconcile net income (loss) to net cash flow from operating activities:
Depreciation and amortization	39,583	20,622	193,046
Loss on impairment	—	—	1,119,517
Loss on extinguishment of debt, net	—	—	593
Gain on bargain purchase	(64,479)	—	—
Amortization of intangible asset	22,715	—	—
Reorganization items, net	—	(280,790)	—
Changes in components of working capital
Change in taxes receivable	(8,029)	(1,789)	(121,130)
Net changes in other operating assets and liabilities	38,887	(33,719)	(38,872)
Net cash provided by (used in) operating activities	30,888	(45,448)	48,283
Cash flows from investing activities
Capital expenditures	(75,004)	(14,629)	(69,355)
Cash acquired in stock-based business combination	54,970	—	—
Proceeds from disposal of assets, net	30,960	194	227
Net cash provided by (used in) investing activities	10,926	(14,435)	(69,128)
Cash flows from financing activities
Issuance of second lien notes	—	200,000	—
Borrowings on credit facilities	40,000	177,500	210,000
Repayments of credit facilities	(27,500)	(545,000)	—
Repayments of debt	—	—	(101,132)
Debt issuance costs	—	(23,664)	—
Warrants exercised	271	—	—
Cash paid to settle equity compensation awards	—	—	(1,010)
Taxes withheld on employee stock transactions	—	(1)	(417)
Net cash provided by (used in) financing activities	12,771	(191,165)	107,441
Net increase (decrease) in cash, cash equivalents and restricted cash	54,585	(251,048)	86,596
Cash, cash equivalents and restricted cash, beginning of period	113,993	365,041	105,924
Cash, cash equivalents and restricted cash, end of period	$168,578	$113,993	$192,520

NOBLE CORPORATION AND SUBSIDIARIES
OPERATIONAL INFORMATION
(Unaudited)

	Average Rig Utilization

	Successor		Predecessor
		Period from	Period from
		February 6, 2021	January 1, 2021
	Three Months Ended	through	through	Three Months Ended
	June 30, 2021	March 31, 2021	February 5, 2021	June 30, 2020
Jackups	69%	53%	58%	65%
Floaters	68%	83%	86%	53%
Total	68%	64%	68%	59%

	Operating Days

	Successor		Predecessor
		Period from	Period from
		February 6, 2021	January 1, 2021
	Three Months Ended	through	through	Three Months Ended
	June 30, 2021	March 31, 2021	February 5, 2021	June 30, 2020
Jackups	752	342	252	709
Floaters	690	314	216	584
Total	1,442	656	468	1,293

	Average Dayrates

	Successor		Predecessor
		Period from	Period from
		February 6, 2021	January 1, 2021
	Three Months Ended	through	through	Three Months Ended
	June 30, 2021	March 31, 2021	February 5, 2021	June 30, 2020
Jackups	$85,938	$83,472	$95,212	$148,781
Floaters	216,663	205,242	231,745	196,489
Total	$148,509	$141,752	$158,228	$170,325

NOBLE CORPORATION AND SUBSIDIARIES
CALCULATION OF BASIC AND DILUTED NET INCOME/(LOSS) PER SHARE
(In thousands, except per share amounts)
(Unaudited)

The following tables presents the computation of basic and diluted income(loss) per share:

	Successor		Predecessor
		Period from	Period from
	Three Months	February 6, 2021	January 1, 2021	Three Months
	Ended	through	through	Ended	Six Months Ended
	June 30, 2021	June 30, 2021	February 5, 2021	June 30, 2020	June 30, 2020
Numerator:
Basic
Net income (loss)	$20,435	$2,211	$250,228	$(42,194)	$(1,104,871)
Diluted
Net income (loss)	$20,435	$2,211	$250,228	$(42,194)	$(1,104,871)
Denominator:
Weighted average shares outstanding - basic	64,048	58,816	251,115	250,978	250,512
Dilutive effect of share-based awards	3,114	3,114	5,456	—	—
Dilutive effect of warrants	884	169	—	—	—
Weighted average shares outstanding - diluted	68,046	62,099	256,571	250,978	250,512

Income (loss) per share
Basic:
Net income (loss)	$0.32	$0.04	$1.00	$(0.17)	$(4.41)
Diluted:
Net income (loss)	$0.30	$0.04	$0.98	$(0.17)	$(4.41)

NOBLE CORPORATION AND SUBSIDIARIES
NON-GAAP MEASURES AND RECONCILIATION

Certain non-GAAP performance measures and corresponding reconciliations to GAAP financial measures for the Company have been provided for meaningful comparisons between current results and prior operating periods. Generally, a non-GAAP financial measure is a numerical measure of a company’s performance, financial position, or cash flows that excludes or includes amounts that are not normally included or excluded in the most directly comparable measure calculated and presented in accordance with generally accepted accounting principles. The Company defines “Adjusted EBITDA” as net loss from continuing operations before income taxes; interest income and other, net; gain (loss) on extinguishment of debt, net; interest expense, net of amounts capitalized; loss on impairment; pre-petition charges; reorganization items, net; certain corporate legal matters; and depreciation and amortization expense. We believe that Adjusted EBITDA measure provides greater transparency of our core operating performance.
In order to fully assess the financial operating results, management believes that the results of operations, adjusted to exclude the following items, which are included in the Company’s press release issued on August 3, 2021, are appropriate measures of the continuing and normal operations of the Company:
(i)In the second quarter of 2020, a charge related to ongoing litigation, a loss on debt extinguishment, pre-petition charges and discrete tax items;
(ii)In the period of January 1, 2021 to February 5, 2021, discrete tax items, and reorganization items, net. In the period of February 6, 2021 to March 31, 2021, merger and integration costs, intangible contract amortization and discrete tax items; and
(iii)In the second quarter of 2021, a gain on bargain purchase, merger and integration costs, intangible contract amortization and discrete tax items. The quarter also included professional services costs related to a success fee associated with the ultimate recovery of a tax refund and corporate projects including registrations of our post-emergence debt and equity, listing on the New York Stock Exchange and other corporate initiatives.
These non-GAAP adjusted measures should be considered in addition to, and not as a substitute for, or superior to, contract drilling revenue, contract drilling cost, contract drilling margin, average daily revenue, operating income, cash flows from operations, or other measures of financial performance prepared in accordance with GAAP. Please see the following non-GAAP Financial Measures and Reconciliations for a complete description of the adjustments.

NOBLE CORPORATION AND SUBSIDIARIES
NON-GAAP MEASURES
(In thousands, except per share amounts)
(Unaudited)

Reconciliation of Adjusted EBITDA	Successor		Predecessor
		Period from	Period from
		February 6, 2021	January 1, 2021
	Three Months Ended	through	through	Three Months Ended
	June 30, 2021	March 31, 2021	February 5, 2021	June 30, 2020
Income (loss) before income taxes	$18,576	$(25,271)	$253,651	$(163,369)
Interest expense, net of amounts capitalized	7,863	6,895	229	70,279
Interest income and other, net	(6,509)	(8)	(399)	(2,956)
Depreciation and amortization	25,339	14,244	20,622	89,365
Intangible contract amortization	14,256	8,459	—	—
Professional services - tax refund success fee	4,679	—	—	—
Professional services - corporate projects	3,414	—	—	—
Merger and integration costs	6,740	2,013	—	—
Gain on bargain purchase	(64,479)	—	—	—
Legal contingencies	—	—	—	54,000
Loss on extinguishment of debt	—	—	—	593
Pre-petition charges	—	—	—	10,515
Reorganization items, net	—	—	(252,051)	—
Adjusted EBITDA	$9,879	$6,332	$22,052	$58,427

Reconciliation of Income Tax Benefit (Provision)	Successor		Predecessor
		Period from	Period from
		February 6, 2021	January 1, 2021
	Three Months Ended	through	through	Three Months Ended
	June 30, 2021	March 31, 2021	February 5, 2021	June 30, 2020
Income tax benefit (provision)	$1,859	$7,047	$(3,423)	$121,175

Adjustments
Reorganization items, net	—	—	2,500	—
Discrete tax items	(6,954)	(10,829)	(1,692)	(111,930)
Total Adjustments	(6,954)	(10,829)	808	(111,930)
Adjusted income tax benefit (provision)	$(5,095)	$(3,782)	$(2,615)	$9,245

NOBLE CORPORATION AND SUBSIDIARIES
NON-GAAP RECONCILIATION
(In thousands, except per share amounts)
(Unaudited)

Reconciliation of Net Income (Loss)	Successor		Predecessor
		Period from	Period from
	Three Months	February 6, 2021	January 1, 2021	Three Months
	Ended	through	through	Ended
	June 30, 2021	March 31, 2021	February 5, 2021	June 30, 2020
Net income (loss)	$20,435	$(18,224)	$250,228	$(42,194)

Adjustments
Intangible contract amortization	14,256	8,459	—	—
Professional services - tax refund success fee	4,679	—	—	—
Professional services - corporate projects	3,414	—	—	—
Merger and integration costs	6,740	2,013	—	—
Gain on bargain purchase	(64,479)	—	—	—
Legal contingencies	—	—	—	54,000
Loss on extinguishment of debt	—	—	—	593
Pre-petition charges	—	—	—	10,515
Reorganization items, net	—	—	(249,551)	—
Discrete tax items	(6,954)	(10,829)	(1,692)	(111,930)
Total Adjustments	(42,344)	(357)	(251,243)	(46,822)
Adjusted net loss	$(21,909)	$(18,581)	$(1,015)	$(89,016)

Reconciliation of Diluted EPS	Successor		Predecessor
		Period from	Period from
	Three Months	February 6, 2021	January 1, 2021	Three Months
	Ended	through	through	Ended
	June 30, 2021	March 31, 2021	February 5, 2021	June 30, 2020
Unadjusted diluted EPS	$0.30	$(0.36)	$0.98	$(0.17)

Adjustments
Intangible contract amortization	0.21	0.17	—	—
Professional services - tax refund success fee	0.07	—	—	—
Professional services - corporate projects	0.04	—	—	—
Merger and integration costs	0.10	0.04	—	—
Gain on bargain purchase	(0.95)	—	—	—
Legal contingencies	—	—	—	0.22
Pre-petition charges	—	—	—	0.04
Reorganization items, net	—	—	(0.97)	—
Discrete tax items	(0.09)	(0.22)	(0.01)	(0.44)
Total Adjustments	(0.62)	(0.01)	(0.98)	(0.18)
Adjusted diluted EPS	$(0.32)	$(0.37)	$—	$(0.35)